     As filed with the Securities and Exchange Commission on September 2, 1999

                                                REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                        BURNHAM PACIFIC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

           Maryland                                       33-0204126
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                         Identification Number)

                         610 WEST ASH STREET, SUITE 1600
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 652-4709

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

        BURNHAM PACIFIC PROPERTIES, INC. STOCK OPTION AND INCENTIVE PLAN
                     AMENDED AND RESTATED AS OF MAY 6, 1997

                            (Full Title of the Plan)

                      ------------------------------------


                                 DANIEL B. PLATT
                        BURNHAM PACIFIC PROPERTIES, INC.
                         610 WEST ASH STREET, SUITE 1600
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 652-4709

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------

                                 With copies to:
                              WILLIAM B. KING, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of            Amount to be             Proposed Maximum           Proposed Maximum            Amount of
Securities Being Registered       Registered (1)        Offering Price Per Share   Aggregate Offering Price     Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock                     1,150,000 shares              $11.406(3)            $13,116,900             $3,646.50
 $.01 par value (2)                                             -------              -----------              --------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------



(1) Plus such additional number of shares as may be required pursuant to the Registrant's Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This registration statement also relates to the rights (the "Rights") to purchase shares of Series B Junior Participating Cumulative
         Preferred Stock of the Registrant which are attached to all shares of the Registrant's common stock, par value $.01 per share ("Common
         Stock"), outstanding as of, and issued subsequent to, July 1, 1999, pursuant to the terms of the Registrant's Shareholder Rights Agreement, dated June 19, 1999. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Common Stock and will be transferred with and only with such stock.
(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of the Registrant's Common Stock on August 31, 1999, utilizing the average of the high and low sale prices as reported on the New York Stock
         Exchange.

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

        This Registration Statement on Form S-8 relates to 1,150,000 additional shares of common stock, par value $.01 per share (the "Common Stock"), of Burnham Pacific Properties, Inc. (the "Company"), which may be issued under the Company's Stock Option and Incentive Plan, as amended and restated as of May 6, 1997, and subsequently amended on January 14, 1998 (the "Plan"). The Company hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-10559, filed with the Securities and Exchange Commission (the "Commission") on July 19, 1997, covering awards for 1,800,000 shares of Common Stock, which awards have been previously granted pursuant to the Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.       PLAN INFORMATION.*


ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


        * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The Company hereby incorporates by reference the documents listed in (a) through (d) below, which have been previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (a) The Company's annual report on Form 10-K 405 for the fiscal year ended December 31, 1998, as amended on April 30, 1999 and June 11, 1999;

        (b) The Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999 (as amended on August 13, 1999), and June 30, 1999;

        (c) The Company's current reports on Form 8-K dated June 7, 1999, June 19, 1999, June 24, 1999, July 30, 1999 and August 9, 1999;

        (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-B, filed with the Commission on June 2, 1997, and the description of the Company's Rights contained in its Registration Statement on Form 8-A, filed with the Commission on June 22, 1999, and any amendments or reports filed for the purpose of updating such descriptions.

        In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Burnham Pacific Properties, Inc. ("Burnham") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The charter of Burnham authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director, officer, employee or agent of Burnham or of its predecessor, Burnham Pacific Properties, Inc., a California corporation (the "Predecessor Corporation") or (ii) any individual who, while a director of Burnham or Predecessor Corporation and at the request of Burnham or Predecessor Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The bylaws of Burnham obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any individual who is a present or former director, officer, employee or agent of Burnham or Predecessor Corporation or (b) any individual who, while a director of Burnham or Predecessor Corporation and at the request of Burnham or Predecessor Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The foregoing indemnification provisions are also embodied in separate contracts between Burnham and each of the directors and officers of Burnham.

        The MGCL requires a corporation (unless its charter provides otherwise, which Burnham's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL allows a corporation to advance expenses to a director or officer, provided that, as a condition to advancing expenses, the corporation obtains (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the bylaws and (y) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


ITEM 8.        EXHIBITS.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.


       *5.1       Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
      *23.1       Consent of Deloitte & Touche LLP
       23.2       Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
       24.1       Powers of Attorney (included on signature page of this registration statement).
       99.1       Burnham Pacific Properties, Inc. -- Stock Option and Incentive Plan, as amended and restated as of May 6, 1997.
      *99.2       First Amendment, dated January 14, 1998, to Burnham Pacific
                  Properties, Inc. -- Stock Option and Incentive Plan, as
                  amended and restated as of May 6, 1997.

         *  Filed herewith.



ITEM 9.        UNDERTAKINGS.

         (a)               The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
                  (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                  424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 2nd day of September, 1999.

                                BURNHAM PACIFIC PROPERTIES, INC.

                                By: /s/ J. David Martin
                                 ----------------------------------------------
                                Name:    J. David Martin
                                Title:   President and Chief Executive Officer


                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints J. David Martin and Daniel B. Platt, and each of them singly, his true and lawful attorney-in-fact and agent, for him with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and/or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to additional securities of the same class(es) as offered in an offering of Securities pursuant to this Registration Statement, and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


           SIGNATURE                                  CAPACITY                           DATE


        /s/ J. David Martin                   President, Chief Executive Officer       September 2, 1999
-------------------------------------         (Principal Executive Officer)
           J. DAVID MARTIN                    and Director


       /s/ Daniel B. Platt                     Chief Financial Officer                  September 2, 1999
-------------------------------------
           DANIEL B. PLATT


      /s/ Marc A. Artino                      Director of Finance and Treasurer        September 2, 1999
-------------------------------------         (Principal Accounting Officer)
           MARC A. ARTINO

       /s/ Malin Burnham
-------------------------------------         Director                                 September 2, 1999
           MALIN BURNHAM

       /s/ James D. Harper, Jr.
-------------------------------------         Director                                 September 2, 1999
           JAMES D. HARPER, JR.

       /s/ James D. Klingbeil
-------------------------------------         Director                                 September 2, 1999
           JAMES D. KLINGBEIL

       /s/ Nina B. Matis
-------------------------------------         Director                                 September 2, 1999
           NINA B. MATIS

       /s/ Donne P. Moen
-------------------------------------         Director                                 September 2, 1999
           DONNE P. MOEN

       /s/ Philip S. Schlein
-------------------------------------         Director                                 September 2, 1999
           PHILIP S. SCHLEIN

       /s/ Robin Wolaner
-------------------------------------         Director                                 September 2, 1999
           ROBIN WOLANER


                                  EXHIBIT INDEX



  EXHIBIT NO.                      DESCRIPTION

       *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

      *23.1       Consent of Deloitte & Touche LLP

       23.2       Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit
                  5.1 hereto).

       24.1 Powers of Attorney (included on signature page of this registration statement).

       99.1       Burnham Pacific Properties, Inc. -- Stock Option and Incentive
                  Plan, as amended and restated as of May 6, 1997 (incorporated by reference to Appendix D of the Company's proxy statement dated March 31, 1997 with respect to the Company's annual meeting of stockholders on May 6, 1997.

      *99.2       First Amendment, dated January 14, 1998, to Burnham Pacific
                  Properties, Inc. -- Stock Option and Incentive Plan, as amended and restated as of May 6, 1997.

             *  Filed herewith.



                                       S-1